Exhibit 4.40

Contract No.: Wei Yin (KF-Kaifeng) He Bu Zi [2020] No.003

Supplemental Agreement to

Vehicle Financing Business Cooperation Agreement

This Supplemental Agreement to Vehicle Financing Business Cooperation Agreement (this "Agreement") is made by and among:

Party A: Shenzhen Qianhai Webank Co., Ltd.

Domicile (Address): Block A, Building 7, Shenzhen Bay Science and Technology Ecological Park, No.1819 Shahe West Road, Nanshan District, Shenzhen, P.R. China

Legal Representative (Responsible Person): Gu Min

Contact Information: (0755)-8946-2688

Party B 1: Kai Feng Finance Lease (Hangzhou) Co., Ltd.

Domicile (Address): Room 1814, Unit 1, Building 3, Wanda Commercial Center, Gongshu District, Hangzhou, Zhejiang, P.R. China

Legal Representative: Zeng Zhen

Contact Information: (010)-8475-2481

Party B 2: Youqin (Shanxi) Finance Leasing Co., Ltd.

Domicile (Address): Room 702, Block A, Midwestern Lugang Financial Town, No.99 Gangwu Road, International Trade & Logistics Park, Xi 'an, Shaanxi, P.R. China

Legal Representative: Gao Xia

Contact Information: (010)-8475-2481

Party B 3: Yougu (Shanghai) Information Technology Co., Ltd.

Domicile (Address): Room 368, Part 302, No.211 Fute North Road, China (Shanghai) Pilot Free Trade Zone

Legal Representative: Zeng Zhen

Contact Information: (010)-8475-2481

Party B 4: Youzhen (Beijing) Business Consulting Co., Ltd.

Domicile (Address): Room 323608, Building 5, Yard 1, Futong East Street, Chaoyang District, Beijing, P.R. China

Legal Representative: Zeng Zhen

Contact Information: (010)-8475-2481

Party B 5: Youxin (Shanghai) Used Car Business Co., Ltd.

Domicile (Address): Room D-09, Floor 2, Building 1, No.198 Huashen Road, China (Shanghai)Pilot Free Trade Zone

Legal Representative: Gao Xia

Contact Information: (010)-8475-2481

Party B 6: Youfang (Beijing) Information Technology Co., Ltd.

Domicile (Address): Room 323607, Building 5, Yard 1, Futong East Street, Chaoyang District, Beijing, P.R. China

Legal Representative: Zeng Zhen

Contact Information: (010)-8475-2481

Party B 7: Shenzhen Uxin Pengda Used Car Brokerage Co., Ltd.

Domicile (Address): 18C-14D, Building 3, Tower 2, Dachong Business Center (Phase I), No.9676 Shennan Avenue, Dachong Community, Yuehai Street, Nanshan District, Shenzhen, P.R. China

Legal Representative: Liu Yong

Contact Information: (010)-8475-2481

Party B 8: Xi' an Uxin Pengjia Used Car Brokerage Co., Ltd.

Domicile (Address): Room 601, Floor 6, Block A, Midwestern Lugang Financial Town, No.99 Gangwu Road, International Trade & Logistics Park, Xi 'an, Shaanxi, P.R. China.

Legal Representative (Responsible Person): Ren Yukai

Contact Information: (010)-8475-2481

Party B 9: Beijing Uxin Ruida Asset Management Co., Ltd.

Domicile (Address): 418 South Section of Comprehensive Building, Zone 2, No.6 Jingbei East

Road, Fengtai District, Beijing, P.R. China.

Legal Representative: Zeng Zhen

Contact Information: (010)-8475-2481

Party B 10: Youxinpai (Beijing) Information Technology Co., Ltd.

Domicile (Address): Room 323610, Floor 36, Unit 2, Building 5, Yard 1, Futong East Street, Chaoyang district, Beijing, P.R. China.

Legal Representative: Zeng Zhen

Contact Information: (010)-8475-2481

(Party B refers to any party, any combination and all of Party B 1 to Party B 10; Party A and Party B are hereinafter collectively referred to as the “Parties”.)

WHEREAS:

1.     Party A, Party B 1, Youxinpai (Beijing) Information Technology Co., Ltd. and Yougu (Shanghai) Information Technology Co., Ltd. signed the Uxin "Fu Yi Ban" Project Cooperation and Guarantee Agreement (Agreement No.: Wei Yin (Uxin) Zi [2015] No.001) (the “Cooperation Agreement I”) in 2015. Party A and Party B 1 shall, according to the provisions of the Cooperation Agreement I, jointly provide customers with financing services for purchasing vehicles;

2.     Party A, Party B 1, Youxinpai (Beijing) Information Technology Co., Ltd. and Yougu (Shanghai) Information Technology Co., Ltd. signed the Uxin "Fu Yi Ban" Project Cooperation and Guarantee Agreement (Agreement No.: Wei Yin (Uxin) Zi [2016] No.001) (the “Cooperation Agreement II”) in 2016. Party A and Party B 1 shall, according to the provisions of the Cooperation Agreement II, jointly provide customers with financing services for purchasing vehicles;

3.      Party A, Party B 1, Youxinpai (Beijing) Information Technology Co., Ltd. and Yougu (Shanghai) Information Technology Co., Ltd. signed the "Fu Yi Ban" Project Cooperation and Guarantee Agreement (Agreement No.: Wei Yin (Uxin) Zi [2016] No.002) (the “Cooperation Agreement III”) in 2016. Party A and Party B 1 shall, according to the provisions of the Cooperation Agreement III, jointly provide customers with financing services for purchasing vehicles;

4.     Party A and Party B 1 signed the Cooperation Agreement on Vehicle Financing Business (Agreement No.: Wei Yin (Kaifeng) Zi [2016] No.001) (the “Cooperation Agreement IV”)

in 2016. Party A and Party B 1 shall, according to the provisions of the Cooperation Agreement IV, jointly provide financing services for customers to purchase vehicles from distributors;

5.      Party B 1, Youxinpai (Beijing) Information Technology Co., Ltd., Yougu (Shanghai) Information Technology Co., Ltd., Youzhen (Beijing) Business Consulting Co., Ltd., Youxin (Shanghai) Used Car Management Co., Ltd., and Youfang (Beijing) Information Technology Co., Ltd. (collectively, the "Uxin Group Company") and Party A signed the Agreement on Cooperation and Guarantee of Vehicle Financing Business (Agreement No.: Wei Yin (KF-Kaifeng) He Zi [2017] No.001) in 2017, and Party A and Party B 1 signed the Cooperative Product and Business Operation Agreement (Agreement No.: Wei Yin (Kaifeng) Yun Zi [2017] No.001) in 2017 (the Agreement on Cooperation and Guarantee of Vehicle Financing Business and the Cooperative Product and Business Operation Agreement are hereinafter collectively referred to as “Cooperation Agreement V”). Party A and Party B 1 shall, according to the provisions of the Cooperation Agreement V, jointly provide financing services for customers to purchase vehicles from distributors;

6.     Party A and Party B 1 signed the Cooperation Agreement on Vehicle Financing Business (Agreement No.: Wei Yin (Kaifeng) He Zi [2018] No.001) (the “Cooperation Agreement VI”) in 2018. Party A and Party B 1 shall, according to the provisions of the Cooperation Agreement VI, cooperate on the financing business of consumers' personal purchase of vehicles and/or additional products (services) of vehicles;

7.     The Cooperation Agreement I, the Cooperation Agreement II, the Cooperation Agreement III and the Cooperation Agreement IV are hereinafter collectively referred to as "Debt Swap Cooperation Agreements", including the supplementary agreements, annexes and guarantee contracts under the Debt Swap Cooperation Agreements.

8.     The Cooperation Agreement I, the Cooperation Agreement II, the Cooperation Agreement III, the Cooperation Agreement IV, the Cooperation Agreement V and the Cooperation Agreement VI are hereinafter collectively referred to as "Kaifeng Master Agreements";

9.     Party A and Party B 2 signed the Vehicle Financing Business Cooperation Agreement (Agreement No.: Wei Yin (YQ-Youqin) He Zi [2018] No.001) (the “Youqin Master Agreement"”) in 2018, including the supplementary agreements, annexes and guarantee contracts under the Youqin Master Agreement. Party A and Party B 2 shall, according to the provisions of the Youqin Master Agreement, cooperate on the financing business of consumers' personal purchase of vehicles and/or additional products (services) of vehicles;

10.   Party A, Party B 1 and Party B 2 signed the Supplemental Agreement to Vehicle Financing Business Cooperation Agreement (Agreement No.: Wei Yin (KF-Kaifeng) He Bu Zi [2020] No.001) on April 26, 2020 (the "Pledge Supplementary Agreement I"). Party A, Party B 1 and Party B 2 have made supplementary agreements on the pledge and recovery of the accounts receivable, the margin replenishment and customers’ complaints arising from

Party B's performance of consumer vicarious payment liability in accordance with the provisions of the Original Supplementary Agreement I;

11.   Party A, Party B 1 and Party B 2 signed the Supplemental Agreement to Vehicle Financing Business Cooperation Agreement (Agreement No.: Wei Yin (KF-Kaifeng) He Bu Zi [2020] No.002) on July 7, 2020 (the "Pledge Supplementary Agreement II"). Party A, Party B 1 and Party B 2 have made supplementary agreements on the management, recovery and collection operation of the accounts receivable and the advance payment for creditor's rights purchase arising from Party B's performance of consumer vicarious payment liability in accordance with the provisions of the Pledge Supplementary Agreement II;

12.   The Pledge Supplementary Agreement I and the Pledge Supplementary Agreement II are hereinafter collectively referred to as "Pledge Supplementary Agreements";

13.   The Kaifeng Master Agreements, the Youqin Master Agreement and the Pledge Supplementary Agreements are hereinafter collectively referred to as "Master Agreements", including the supplementary agreements, annexes and guarantee contracts under the Master Agreements.

NOW, THEREFORE, after friendly negotiation and intending to be mutually bound, Party A and Party B voluntarily enter into this Supplementary Agreement.

Unless otherwise specified, the interpretation of definitions and terms in this Supplementary Agreement shall be the same as those in the Master Agreements.

Article 1    Agreements on the Purchase Amount of Creditor's Rights

1.1      The Parties confirm that subject to the provisions of Article 1.4, Party B shall supplement the following amounts to Party A:

A.    Party B shall make a supplementary payment of “the first purchase amount of creditor's rights” of RMB 300 million to the account designated by Party A. The specific payment time is as follows:

(1)       Before December 31, 2020, Party B shall pay RMB 20 million to Party A;

(2)       Before June 30, 2021, Party B shall pay RMB 30 million to Party A;

(3)       Before December 31, 2021, Party B shall pay RMB 30 million to Party A;

(4)       Before June 30, 2022, Party B shall pay RMB 30 million to Party A;

(5)       Before December 31, 2022, Party B shall pay RMB 30 million to Party A;

(6)       Before June 30, 2023, Party B shall pay RMB 30 million to Party A;

(7)       Before December 31, 2023, Party B shall pay RMB 30 million to Party A;

(8)       Before June 30, 2024, Party B shall pay RMB 30 million to Party A;

(9)       Before December 31, 2024, Party B shall pay RMB 30 million to Party A;

(10)     Before June 30, 2025, Party B shall pay RMB 20 million to Party A;

(11)     Before December 31, 2025, Party B shall pay RMB 20 million to Party A;

B.    Party B shall make a supplementary payment of “the first purchase amount of creditor's rights” of RMB 72 million to Party A, which is used for the management, urgent recall, etc. of cooperative assets under the Master Agreements. The specific payment time is as follows:

During the period from July 1, 2020 to June 30, 2023, Party B shall pay RMB 2 million to the account designated by Party A prior to the 25th of each month, and the amount due in July 2020 shall be paid within 5 natural days after the execution of this Agreement.

1.2      From the effective date of this Agreement, the amounts mentioned in Article 1.1 above and the balance of the margin account opened by Party B with Party A shall be all converted into "the first purchase amount of creditor's rights", which shall be implemented according to the provisions of the Master Agreements on "purchase amount of creditor's rights".

1.3      The assets after vicarious payment by Party B using "the first purchase amount of creditor's rights" and "the purchase amount of newly-added creditor's rights" (the "Vicarious Payment Assets") after valuation shall be offset with the guarantee liability of Party B to Party A with the same valuation amount. Party A and Party B confirm that the valuation = the amount of the Vicarious Payment Assets *3%, and for every vicarious payment of assets, Party B's guarantee liability to Party A shall be offset corresponding amount immediately according to the valuation. The Vicarious Payment Assets after offset shall be owned, collected and managed by Party A. The list of offset assets shall be subject to the e-mails sent by Party A to Party B every six months. The Vicarious Payment Assets that can be offset shall be limited to the cooperative assets under the Master Agreements.

1.4      The Parties agree that after paying the amounts agreed in Article 1.1 hereof, Party B does not need to supplement cash to undertake the joint liability guarantee and the interest subsidy obligation to Party A, and does not need to provide assets other than the assets under the Master Agreements to Party A for offset as described in Article 1.3. However, if Party B fails to make actual payment according to the payment time agreed in Article 1.1 hereof or perform other obligations, and fails to correct such breach within 5 working days after receiving a written notice from Party A, Party B shall still perform the obligations of guarantee, vicarious payment, compensation liability and interest subsidy as agreed in the Master Agreements. The amounts paid by Party B in accordance with Article 1.1 shall be deemed as amount of vicarious payment, compensation amount, amount of interest subsidy or other debts owed by Party B to Party A (the liquidation order shall be determined by Party A). Meanwhile, the margin, amount of vicarious payment, amount of interest subsidy and Vicarious Payment Assets shall be handled according to the provisions on the purchase amount of creditor's rights.

Article 2    Agreements on Original Pledged Accounts Receivable

2.1       From May 1, 2019 to July 30, 2020, the Vicarious Payment Assets arising from Party B's performance of the guarantee responsibility to Party A are also applicable to Article 1.3, and Party B shall cooperate with Party A in completing the offset prior to August 7, 2020. The details of such assets shall be subject to the confirmation by the Parties by email (collectively, the "Original Pledged Assets"). At that time, Party A shall be exempted from the payment obligation of the accounts receivable management service fee, and Party B shall return in full the paid accounts receivable management service fee to the account designated by Party A. After offset, such assets will be owned, collected and managed by Party A.

2.2       Party A and Party B shall complete the verification of the Original Pledged Assets prior to August 7, 2020. If, after August 7, 2020, Party A finds that for the Original Pledged Assets, the repayments and/or vehicle return of customers are different from the Original Pledged Assets verified by Party A and Party B on August 7, 2020 and confirmed by the Parties by mail, etc., Party B shall return the above funds or vehicles or vehicle disposal amounts of customers within 5 working days after Party A sends a notice to Party B. Such amount shall not be included in the amount described in Article 1.1 hereof.

2.3       If Party B fails to make actual payment according to the payment time agreed in Article 1.1 hereof or perform other obligations, in addition to the handling according to Article 1.4, the Original Pledged Assets will not be offset according to Article 1.3, the provisions of the Pledge Supplementary Agreement shall apply, the accounts receivable arising from the Original Pledged Assets and the subsequent Vicarious Payment Assets of Party B will be pledged to Party A and continue to serve as the accounts receivable pledge guarantee for all debts of all customers to Party A under the Master Agreements, Party A and Party B do not need to sign a pledge agreement again, and the pledge matters will be handled according to the provisions of the Pledge Supplementary Agreements.

2.4      The costs of managing the cooperative assets by Party A to reduce the vicarious payment responsibility of Party B and the costs paid by Party A for managing and collecting the cooperative assets according to this Agreement shall be firstly deducted from the recovered money arising from the Original Pledged Assets and the subsequent Vicarious

Payment Assets of Party B.

2.5      The Parties agree that, after this Agreement comes into force, if there is any recovered money arising from the Original Pledged Assets from May 1, 2019 to March 31, 2020, the amount of such recovered money exceeding the valuation ratio agreed in Article 1.3 after deduction of the management costs of Party A for such assets can be used to offset "the first purchase amount of creditor's rights" that Party B should pay in accordance with Article 1.1 hereof. The deduction principle is that the amount payable at the last installment agreed in Article 1.1.A hereof (i.e., the second installment of 2025) shall be deducted first, and the amount payable at the next last installment (i.e., the first installment of 2025) shall be deducted after the amount payable at the last installment above is deducted, and so on.

Article 3    Agreements on Party B’s Performance of Contract

3.1       Party B shall deliver the rights certification materials to Party A according to the contents and time limit agreed in Annex 1 hereto and the standards required by Party A. The delivered materials shall have clear elements and rights and responsibilities and can meet Party A's needs in loan management, vehicle affair management, customers’ consulting/complaints, requests/inquiries from competent authorities, etc.

3.2      Party B shall undertake the obligations agreed in the Master Agreements and the obligations agreed in the contracts signed between Party B and customers which Party B shall perform and bear the corresponding expenses in respect of handling of formalities for vehicle mortgage/mortgage cancellation registration, insurance claim settlement, vehicle transfer, etc. involved under the Master Agreements in which Party B acts as the mortgagee or owner of vehicles. Party B's cooperation on vehicle affairs shall cover the whole life cycle of customers’ loans under the Master Agreements and meet the requirements of Party A and/or customers in respect of operations and timeliness. The validity of mortgage filing and mortgage release materials of the subjects of Party B shall be maintained until the settlement date of the last loan under the Master Agreements plus 12 months.

3.3       Party B shall operate legally, prevent its business license from being revoked by the competent authority due to illegal acts, and shall not apply for liquidation, dissolution, etc. by itself. Party B shall prevent the subjects from being locked the competent state authorities or the vehicle management authorities, etc., resulting in obstacles to the civil conduct of the subjects of party B. If any of the above situations occurs to any of Party B's subjects, Party B shall solve it within 10 working days and compensate Party A for the losses suffered by Party A as a result thereof, and the compensation amount shall not be included in the amount described in Article 1.1.

3.4       Party B shall ensure that Party A can obtain the GPS information of the whole life cycle of the vehicles under the Master Agreements. The actions that Party B shall complete include but are not limited to providing Party A with the GPS account numbers, paying all the expenses that have occurred and will occur in the future under the contract signed between Party B and the GPS supplier on time, issuing an authorization letter for transmitting GPS information to Party A to the GPS supplier, etc.

3.5       If Party B or a third party designated by Party B is the owner of vehicles in the cooperative business, Party B shall still be responsible for the vehicle affair management. Party B shall still be responsible for the vehicle insurance renewal, violation of rules and regulations, annual inspection and other vehicle affair management work to ensure that the vehicles have no defects in vehicle affair management and no obstacles to mortgage release and ownership transfer. In case of obstacles to mortgage or ownership transfer caused by defects in vehicle affair management, etc., Party B shall solve such obstacles within 10 working days and compensate Party A for the losses suffered by Party A as a result thereof, and the compensation amount shall not be included in the amount described in Article 1.1.

3.6       If Party B or a third party designated by Party B is the owner of vehicles in cooperation, and if the requirements of the agreements signed between customers and Party B on ownership transfer are met, Party B shall actively handle the formalities for ownership transfer of vehicles for customers, and shall not set up obstacles to the ownership transfer of vehicles.

3.7       Party B shall handle the mortgage release and GPS removal/cancellation of vehicles under the cooperative business. The completion and timeliness of the mortgage release and GPS removal/cancellation shall meet Party A's requirements. Party B shall not charge from customers any fees including mortgage release fees in the name of Party A. Party B shall not set obstacles to the settlement of loans of cooperative assets customers (including but not limited to mortgage release and GPS removal/cancellation) on the ground of reserved purchase money.

3.8       If, before the customers’ loans under the Master Agreements are settled, a customer lodges a complaint in respect of loans, Party B shall handle the complaint according to the provisions of Article 4.1 of the Pledge Supplementary Agreement I. If Party A explicitly request compensation from Party B in case of fraudulent application, false transaction, etc. as agreed in the Master Agreements, Party B shall pay the remaining principal, interest and other expenses of the customer’s loans within 5 working days as required by Party A. The amount described in this article shall not be included in the amount described in Article 1.1.

3.9       If, after July 30, 2020, Party A finds that Party B and its related parties encroach on customers’ funds or vehicles, Party B shall return the above customers’ funds or vehicles or vehicle disposal amounts within 5 working days after receiving Party A's notice. The amount described in this article shall not be included in the amount described in Article

1.1.

3.10     Party B shall handle the complaints, lawsuits and other regulatory inquiries of customers and public events related to the cooperative business under the Master Agreements according to the standards and timeliness required by Party A, including but not limited to online complaints, regulatory complaints, media complaints and customers’ complaints to Party A. If Party B breaches the relevant operation provisions of the Master Agreements or Party B's acts cause adverse effects or losses to Party A, Party B shall eliminate the effects and compensate the losses by apology and public statement and compensate Party A for the losses suffered by Party A as a result thereof. The above compensation amount shall not be included in the amount described in Article 1.1.

3.11     Regardless of the provisions of the Master Agreements to the contrary, starting from August 7, 2020, Party B shall not collect and manage the cooperative assets under the Master Agreements in the name of Party B/Party A, or make any expression and implication to customers in any form.

3.12     Before August 7, 2020, Party B shall bear the expenses incurred in collecting the cooperative assets under the Master Agreements in the name of Party B/Party A.

3.13     The expenses for all matters described in this Article 3 shall be borne by Party B. If Party B fails to complete any matters described in this Article 3, such failure shall be handled according to the provisions of Article 1.4.

Article 4    Miscellaneous

4.1       On the premise of not violating the securities laws, Party B shall provide Party A with the financial statements, operating conditions, actual controllers and/or major shareholders' finance and cash flow conditions, financing conditions and other elements that have an actual impact on Party B's existence and operation every month, and cooperate with Party A and/or its competent authorities in inspection and investigation.

4.2       Party A agrees to provide Party B with the corresponding collection and disposal performance of the following assets in the previous natural month within 15 working days after the end of each natural month: (i) the Original Pledged Assets; And (ii) the remaining Vicarious Payment Assets.

4.3       Party B agrees that no matter what happens, it will ensure that there are enough employees of posts (such as finance post, post-loan post, customer service post, vehicle affair post (responsible for vehicle affair management, mortgage release, ownership transfer handling, etc.)) to cooperate with Party A in work, who are responsible for contacting Party A.

4.4       The Parties confirm that their emails, addresses and contact information are as follows:

Party A:

Name of the Contact Person of Party A: Huang Ziqian, Zheng Shuzhao

Telephone Number of the Contact Person of Party A: *; *

E-mail Address: *; *

Address: Block A, Building 7, Shenzhen Bay Science and Technology Ecological Park, No.1819 Shahe West Road, Nanshan District, Shenzhen, Guangdong, P.R. China.

Party B:

Name of the Contact Person of Party B: Zhang Jianli, Lin Feng

Telephone Number of the Contact Person of Party B: *; *

E-mail Address: *; *

Address: No. 12, Beitucheng East Road, Chaoyang District, Beijing, P.R. China.

Article 5    Supplementary Provisions

5.1      Each Party undertakes to the other Party that it will not disclose the Confidential Information to any third party, use the Confidential Information in an unfavorable way to the other Party, or use the Confidential Information to engage in any securities transaction (whether profitable) without the prior written consent of the other Party. However, the Party (the "Receiving Party") which has obtained the Confidential Information of the other Party can still disclose the Confidential Information to its related parties, directors, officers, employees, managers, members, partners, representatives or agents meeting the following conditions, including but not limited to its lawyers, consultants, lenders and potential investors in good faith (collectively, the "Party's Representatives"): the Party's Representatives (a) need to know the relevant information so that the Receiving Party can review and evaluate the proposed transactions, (b) are informed of the confidentiality of the Confidential Information, (c) agree to keep the confidentiality of the Confidential Information, and (d) undertake not to use the Confidential Information to engage in any securities transactions (whether profitable). In addition, each Party shall cause the Party’s Representatives to comply with the above provisions. However, each Party can disclose the Confidential information to the extent that it is required to be disclosed in accordance with applicable laws, regulations, rules, summonses, court orders, similar judicial procedures, requirements of regulatory authorities or stock trading rules.

For the purpose of this Agreement, the above "Confidential Information” means (a) any information about either Party's organization, business, technology, finance,

transactions or affairs or directors, officers or employees (whether such information is provided in writing, orally or by any other means prior or after the signing date of this Agreement, including but not limited to the information provided for the purpose of performing this Agreement), (b) the terms of the Master Agreements and this Agreement, the identities of each Party and its related parties, and (c) any information or materials prepared by each Party or the Party’s Representatives and containing or otherwise reflecting the Confidential Information or generated by the Confidential Information.

5.2      This Supplementary Agreement shall constitute an integral part of and have the same legal force as the Master Agreements. In case of any conflict between the Master Agreements and this Supplementary Agreement, this Supplementary Agreement shall prevail. For matters not covered in this Supplementary Agreement, the Master Agreements shall apply.

5.3      This Supplementary Agreement shall take effect on the date when the legal representatives or entrusted agents of Party A and Party B affix their signatures (or seals) and the common seals/special seals for contract of Party A and Party B hereon. The term of this Supplementary Agreement is the same as that of the Master Agreements.

5.4      This Supplementary Agreement is made in twelve counterparts with the same legal force, with Party A holding two counterparts and each Party B holding one counterpart.

(The remainder of this page is intentionally left blank)

(This page is a signature page and has no main body)

Date: July 23, 2020

Common Seal of Party A: Shenzhen Qianhai Webank Co., Ltd.

Legal Representative or Entrusted Agent (Signature or Seal):

[Company seal is affixed]

/s/ Ming Gu

Common Seal of Party B 1: Kai Feng Finance Lease (Hangzhou) Co., Ltd.

Legal Representative or Entrusted Agent (Signature or Seal):

[Company seal is affixed]

/s/ Zhen Zeng

Common Seal of Party B 2: Youqin (Shanxi) Finance Leasing Co., Ltd.

Legal Representative or Entrusted Agent (Signature or Seal):

[Company seal is affixed]

/s/ Xia Gao

Common Seal of Party B 3: Yougu (Shanghai) Information Technology Co., Ltd.

Legal Representative or Entrusted Agent (Signature or Seal):

[Company seal is affixed]

/s/ Zhen Zeng

Common Seal of Party B 4: Youzhen (Beijing) Business Consulting Co., Ltd.

Legal Representative or Entrusted Agent (Signature or Seal):

[Company seal is affixed]

/s/ Zhen Zeng

Common Seal of Party B 5: Youxin (Shanghai) Used Car Business Co., Ltd.

Legal Representative or Entrusted Agent (Signature or Seal):

[Company seal is affixed]

/s/ Xia Gao

Common Seal of Party B 6: Youfang (Beijing) Information Technology Co., Ltd.

Legal Representative or Entrusted Agent (Signature or Seal):

[Company seal is affixed]

/s/ Zhen Zeng

Common Seal of Party B 7: Shenzhen Uxin Pengda Used Car Brokerage Co., Ltd.

Legal Representative or Entrusted Agent (Signature or Seal):

[Company seal is affixed]

/s/ Yong Liu

Common Seal of Party B 8: Xi’ an Uxin Pengjia Used Car Brokerage Co., Ltd.

Legal Representative or Entrusted Agent (Signature or Seal):

[Company seal is affixed]

/s/ Yukai Ren

Common Seal of Party B 9: Beijing Uxin Ruida Asset Management Co., Ltd.

Legal Representative or Entrusted Agent (Signature or Seal):

[Company seal is affixed]

/s/ Zhen Zeng

Common Seal of Party B 10: Youxinpai (Beijing) Information Technology Co., Ltd.

Legal Representative or Entrusted Agent (Signature or Seal):

[Company seal is affixed]

/s/ Zhen Zeng

Annex 1

List of Rights Certification Materials To Be Delivered